Exhibit 20(b)

                 SUPPLEMENTARY FINGERHUT MASTER TRUST DATA
                               SERIES 1994-1


1.   The total amount distributed during 1997    Class A   $943.7429687
     stated on the basis of an original          Class B   $901.2228653
     principal amount of $1,000 per              Class C   $ 67.0902779
     Certificate:

2.   The amount of such distribution             Class A   $916.666666
     allocable to Certificate Principal          Class B   $839.967409
     stated on the basis of an original          Class C   $         0
     principal amount of $1,000 per
     Certificate:

3.   The amount of such distribution             Class A   $ 27.0763021
     allocable to Certificate Interest stated    Class B   $ 61.2554563
     on the basis of an original principal       Class C   $ 67.0902779
     amount of $1,000 per Certificate:

4.   The amount of Principal Collections         Class A   $623,028,311.16
     received in the Collection Account          Class B   $ 80,108,612.96
     during the period from December 28, 1996    Class C   $ 80,108,612.96
     to December 26, 1997 and allocated in       Class D   $106,806,842.58
     respect of the Class A Certificates, the              $890,052,379.66
     Class B Certificates, the Class C
     Certificates and the Class D
     Certificates, respectively:

5.   The amount of Finance Charge Collections    Class A  $123,044,484.85
     processed during the period from            Class B  $ 29,977,042.21
     December 28, 1996 to December 26, 1997      Class C  $ 30,085,328.76
     and allocated in respect of the Class A     Class D  $ 39,934,100.08
     Certificates, the Class B Certificates,              $223,040,955.90
     the Class C Certificates and the Class D
     Certificates, respectively:

6.   The aggregate amount of the:

     Principal Receivables                  $1,348,358,954.43
     Invested Amount                        $  275,534,000.00
     Class A Invested Amount                $            0.00
     Class B Invested Amount                $   60,756,000.00
     Class C Invested Amount                $   92,050,000.00
     Class D Invested Amount                $  122,728,000.00
     Floating Allocation Percentage               20.4347662%
     Class A Floating Allocation Percentage        0.0000000%
     Class B Floating Allocation Percentage        4.5059218%
     Class C Floating Allocation Percentage        6.8268171%
     Class D Floating Allocation Percentage        9.1020273%

     each as of the end of the day on December 26, 1997.

7.   The aggregate outstanding balance of
     Receivables which are :

               Current                      $1,401,687,279.11
               30 Days to 59 Days           $   92,434,301.45
               60 Days to 89 Days           $   62,438,175.72
               90 Days and Over             $  241,252,182.96

     as of the end of the day on December 26, 1997.

8.   The aggregate Investor Default           $143,766,560.16
     Amount for the period from
     December 28, 1996 to December 26, 1997.

9.   The aggregate amount of Class A Investor    Class A   $0
     Charge-Offs, Class B Investor Charge-       Class B   $0
     Offs, Class C Investory Charge-Offs and     Class C   $0
     Class D Investor Charge-Offs for the        Class D   $0
     period from December 28, 1996 to
     December 26, 1997.

10.  The amount of the Servicing Fee for the     $13,892,144.32
     period from December 28, 1996 to
     December 26, 1997.

11. The Class A Pool Factor, the Class B Class A Pool Factor 0.0000000 Pool Factor and the Class C Pool Factor Class B Pool Factor 0.1600326
     as of December 26, 1997:                  Class C Pool Factor 1.0000000

12.  The amount of Reallocated Class B
     Principal collections, Reallocated Class
     C Principal Collections and Reallocated
     Class D Principal Collections for the
     period from December 28, 1996 to
     December 26, 1997.

          Class B                0
          Class C                0
          Class D   $27,033,028.49
                    $27,033,028.49

13.  The aggregate amount of funds in the        None
     Excess Funding Account and the Pre-
     Funding Account at December 26, 1997.

14.  Whether a Class C Trigger Event has         None
     occurred and if so the Specified Class C
     Reserve Amount.